UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNIVERSAL TRAVEL GROUP
(Exact name of registrant as specified in its charter)

Nevada	90-0296536
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2008 Shennan Road, Hualian Center, Room 301-309
Shenzhen, The People’s Republic of China
 (Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	NYSE Alternext US

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by Universal Travel Group, a Nevada corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on the NYSE Alternext US (formerly known as the American Stock Exchange LLC). The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1.	Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 12, 2006, and is hereby incorporated by reference herein.

Item2.	Exhibits

3.1
Amended and Restated Certificate of Incorporation (filed as an exhibit to the Company’s Current Report on Form 8-K which was filed with the Commission on August 23, 2006 and incorporated herein by reference).

3.2	By-laws (filed as an exhibit to the Company’s Registration Statement on Form 10SB12G which was filed with the Commission on September 6, 2005 and incorporated herein by reference).
4.1	2009 Incentive Stock Option Plan (filed as an exhibit to the Company’s Registration Statement on Form S-8 which was filed with the Commission on January 20, 2009 and incorporated herein by reference).
4.2	Form of Warrant (filed as an exhibit to the Company’s Current Report on Form 8-K which was filed with the Commission on September 3, 2008 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 13, 2009	UNIVERSAL TRAVEL GROUP

	By:	/s/ Jiangping Jiang
Jiangping Jiang
Chief Executive Officer